UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) December 17, 2008
UNITED STATES LIME & MINERALS, INC.
(Exact name of registrant as specified in its charter)

TEXAS (State or other jurisdiction of incorporation)	0-4197 (Commission File Number)	75-0789226 (IRS Employer Identification No.)

5429 LBJ FREEWAY, SUITE 230, DALLAS, TEXAS (Address of principal executive offices)	75240 (Zip Code)
(972) 991-8400
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On December 17, 2008, United States Lime & Minerals, Inc. (the “Company”) and Timothy W. Byrne, the President and Chief Executive Officer of the Company, entered into a new Employment Agreement, effective as of January 1, 2009 (the “New Employment Agreement”). The New Employment Agreement replaces Mr. Byrne’s existing Employment Agreement, dated as of May 2, 2003, as amended by Amendment No. 1, dated as of December 29, 2006. At the same time, the Company and Mr. Byrne also entered into a Cash Performance Bonus Award Agreement, dated as of January 1, 2009 (the “EBITDA Bonus Award Agreement”), to govern Mr. Byrne’s cash EBITDA bonus opportunity for each year during the term of the New Employment Agreement. The descriptions of the New Employment Agreement and the EBITDA Bonus Award Agreement that follow are qualified in their entirety by reference to the New Employment Agreement and the EBITDA Bonus Award Agreement set forth as Exhibit A thereto, which are filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein in response to this Item 5.02.
     Mr. Byrne’s employment under the New Employment Agreement will commence on January 1, 2009, and will continue until December 31, 2013, and for successive one-year periods thereafter, unless he or the Company gives at least one year’s prior written notice of intent not to renew his employment term or Mr. Byrne’s employment terminates earlier as provided in the Agreement. Under the New Employment Agreement, Mr. Byrne will continue to serve as the Company’s President and Chief Executive Officer, a member of its Board of Directors, and a member of the Board’s Executive Committee.
     Pursuant to the New Employment Agreement, Mr. Byrne will be entitled to an annual base salary of at least $350,000; an objective annual cash EBITDA bonus opportunity of up to 100% of his then-current base salary based on the attainment of specified annual EBITDA targets set forth in the EBITDA Bonus Award Agreement; specified grants of options and restricted stock on the last business day of each year; and annual discretionary cash bonuses determined by the Compensation Committee of the Board. In addition, Mr. Byrne will be entitled to participate in the Company’s employee health insurance, life insurance, sick leave, long-term disability, 401(k) plan, and other fringe benefit programs; to receive a payment each January 1 of at least $50,000 to fund a life insurance/retirement/ savings arrangement; and to have the Company pay his annual/periodic club membership dues/assessments for a single country club/social club in the Dallas, Texas area. Mr. Byrne will also be entitled to reimbursement of business expenses, four weeks paid vacation each year, and use of a Company car.
     In the event that Mr. Byrne’s employment with the Company terminates during the term of the New Employment Agreement, Mr. Byrne will be entitled to receive certain post-termination base salary and severance payments. Depending upon the timing and circumstances of Mr. Byrne’s termination, such payments will range from (i) two months’ additional base salary if Mr. Byrne gives at least three months’ prior written notice of his intent to terminate, to (ii) two times the aggregate of Mr. Byrne’s annual base salary, benefits, and bonuses if the Company terminates Mr. Byrne’s employment prior to a Change in Control (as defined) or after two years after a Change in Control, to (iii) up to three times the aggregate of Mr. Byrne’s annual base salary, benefits, and bonuses if the Company terminates Mr. Byrne’s employment within two years after a Change in Control or Mr. Byrne terminates his employment within nine months after a Change in Control. All post-termination payments to Mr. Byrne are subject to the limitations of Sections 409A and 280G of the Internal Revenue Code. Mr. Byrne is entitled to no additional base salary or severance payments if his employment terminates as a result of Cause (as defined), due to non-renewal of the term of employment prior to a Change in Control, or because of Mr. Byrne’s death or disability.
     Under the New Employment Agreement, Mr. Byrne continues to be subject to various confidentiality, covenant not to compete, and no raid or solicitation restrictions. Except for alleged violations by Mr. Byrne of those restrictions, the Company and Mr. Byrne have agreed to arbitrate any disputes that may arise under the Agreement.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.

Exhibit
Number	Exhibit

10.1	Employment Agreement, effective as of January 1, 2009, between United States Lime & Minerals, Inc. and Timothy W. Byrne, including Cash Performance Bonus Award Agreement, dated as of January 1, 2009, between United States Lime & Minerals, Inc. and Timothy W. Byrne, set forth as Exhibit A thereto.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, United States Lime & Minerals, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2008	UNITED STATES LIME & MINERALS, INC.
	By:	/s/ M. Michael Owens
M. Michael Owens
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit

10.1	Employment Agreement, effective as of January 1, 2009, between United States Lime & Minerals, Inc. and Timothy W. Byrne, including Cash Performance Bonus Award Agreement, dated as of January 1, 2009, between United States Lime & Minerals, Inc. and Timothy W. Byrne, set forth as Exhibit A thereto.